UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

NORANDA ALUMINUM HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-148977	20-8908550
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, the Board of Directors of Noranda Aluminum Holding Corporation (“Noranda”) appointed Richard Evans as Director of Noranda effective immediately. Mr. Evans has an extensive background in general and executive management after being in the aluminum industry for 40 years, with experience in engineering, operations, sales and strategy.  He retired in April 2009 as an Executive Director of London-based Rio Tinto plc and Melbourne-based Rio Tinto Ltd., and as Chief Executive of Rio Tinto Alcan, a wholly-owned subsidiary of Rio Tinto and the world’s leading producer of aluminum.  Previously, Mr. Evans was President and CEO of Montreal-based Alcan Inc. and led the negotiation of the friendly acquisition of Alcan by Rio Tinto in October 2007.

The election of Mr. Evans increases the size of Noranda’s Board of Directors to 12 members. Mr. Evans has been assigned to the Audit Committee of the Board.

Mr. Evans will receive the standard compensation provided to Noranda’s non-employee directors, the details of which are described in Noranda’s Annual Report on Form 10-K filed on March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM
HOLDING CORPORATION

Date: March 18, 2010

By: /s/ Gail E. Lehman

Gail E. Lehman
General Counsel and Corporate Secretary